Exhibit 99.1

Fluor Corporation	Keith Stephens / Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7624 / 469.398.7621 tel

469.398.7000 main tel	Ken Lockwood / Jason Landkamer
469.398.7255 main fax	Investor Relations
469.398.7220 / 469.398.7222 tel

News Release

FLUOR CORPORATION ANNOUNCES TWO-FOR-ONE STOCK SPLIT

AND DECLARES QUARTERLY DIVIDEND

Irving, TX – May 7, 2008 – Fluor Corporation’s board of directors has approved a two-for-one stock split.  The stock split will be effected in the form of a stock dividend of one additional share of the company’s common stock for each share held by shareholders of record at the close of business on June 16, 2008.  The additional shares will be distributed on July 16, 2008.  As of April 30, 2008 there were 88,702,644 shares of common stock outstanding.

The Board also declared a quarterly cash dividend of $0.25 per share on the company’s common stock, payable July 2, 2008, to shareholders of record on June 6, 2008. This dividend will be paid on shares outstanding before the aforementioned stock split.

Fluor Corporation (NYSE: FLR) provides services on a global basis in the fields of engineering, procurement, construction, operations, maintenance and project management.  Headquartered in Irving, Texas, Fluor is a FORTUNE 500 company with revenues of $16.7 billion in 2007.  For more information, visit www.fluor.com.

FLRF